Exhibit 99.1

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: March 11, 2025

Craft Ventures GP II, LP

By:	Craft Ventures UGP II, LLC, its General Partner

By:	/s/ Mark Woolway
Name:	Mark Woolway
Title:	President

Craft Ventures II, L.P.

By:	Craft Ventures GP II, LP, its General Partner
By:	Craft Ventures UGP II, LLC, the General Partner of Craft Ventures GP II, LP

By:	/s/ Mark Woolway
Name:	Mark Woolway
Title:	President

Craft Ventures Affiliates II, L.P.

By:	Craft Ventures GP II, LP, its General Partner
By:	Craft Ventures UGP II, LLC, the General Partner of Craft Ventures GP II, LP

By:	/s/ Mark Woolway
Name:	Mark Woolway
Title:	President